UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2005

Date of Report (Date of earliest event reported)

DIGITAL IMPACT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27787	94-3286913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Bovet Road San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

(650) 356-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Digital Impact, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of March 25, 2005, by and among Acxiom Corporation, a Delaware corporation (“Acxiom”), Adam Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Acxiom (“Offeror”), and the Company (the “Merger Agreement”).

Pursuant to the Merger Agreement, Offeror offered to purchase all outstanding shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), including the associated Preferred Stock Purchase Rights (the “Rights” and together with the Common Stock, the “Shares”) issued pursuant to the Preferred Stock Rights Agreement, dated as of March 4, 2005, as amended, between the Company and Computershare Investor Services LLC, at a price of $3.50 per Share, net to the holder thereof in cash, without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 1, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented, constitute the “Offer”).

The Offer expired at 12:00 midnight, New York City time, on Thursday, April 28, 2005. According to Acxiom and Offeror, 28,104,957 Shares (not including Shares for which notices of guaranteed delivery were received), representing approximately 72.62% of the outstanding Shares, were validly tendered and not properly withdrawn as of the expiration of the Offer. Further, as of May 3, 2005, according to Acxiom and Offeror, 34,924,458 Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 89% of the outstanding Shares. Offeror accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer.

On April 29, 2005, Offeror commenced a subsequent offering period for all remaining untendered Shares, during which stockholders may tender Shares for purchase at the Offer Price on the same terms and subject to the same conditions set forth in the Offer, except that Shares tendered during the subsequent offering period may not be withdrawn. Offeror will immediately accept for payment all Shares properly tendered, as they are tendered, during the subsequent offering period and will pay the tendering stockholders promptly after acceptance. The subsequent offering period will expire at 5:00 p.m., New York City time, on May 5, 2005. Acxiom has announced that it expects to complete the merger of Offeror into the Company after expiration of the subsequent offering period.

Pursuant to the Offer, stockholders of the Company who tendered in the Offer shall receive consideration of $3.50 per Share, net to the holder therof in cash, without interest. Based on the per Share consideration of $3.50 and the percentage of outstanding Shares validly tendered and accepted for payment, the value of the Shares purchased by Offeror as of May 3, 2005, in connection with the Offer is approximately $122.2 million. The funds used by Offeror to purchase the Shares pursuant to the Offer were from funds contributed or advanced by Acxiom from borrowings under a Third Amended and Restated Credit Facility, dated as of March 24, 2005 and amended as of April 22, 2005, among Acxiom, the other parties thereto, JPMorgan Chase Bank, N.A., as the agent, SunTrust Bank and Wachovia Bank, National Association as co-documentation agents, Bank of America, N.A. as syndication agent, and J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers (the “Credit Agreement”). Acxiom filed the Credit Agreement with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Current Report on Form 8-K dated March 29, 2005, and the amendment on its Current Report on Form 8-K dated April 28, 2005.

The Merger Agreement also provides that following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the relevant portions of the Delaware General Corporate Law (“DGCL”), Offeror will merge with and into the Company (the “Merger”) and each Share that is not tendered pursuant to the Offer will be converted into the right to receive cash in an amount equal to the Offer Price (other than Shares that are held by stockholders, if any, who properly exercise their dissenters’ rights under the DGCL). Following the effective time of the Merger, the Company will continue as a wholly owned subsidiary of Acxiom.

Pursuant to the Merger Agreement and effective upon the acceptance for payment by Offeror of the Shares pursuant to the Offer, Acxiom was entitled to designate such number of directors, rounded up to the nearest whole number, on the Board of Directors of the Company (the “Company Board”) as is equal to the product of (x) the total number of directors on the Company Board (giving effect to any directors elected by Acxiom pursuant to the Merger Agreement) and (y) the percentage that the number of Shares owned by Acxiom and Offeror (including Shares accepted for payment) bears to the total number of Shares then outstanding. On April 29, 2005, Dathan A. Gaskill, Jerry C. Jones and Roger S. Kline were designated by Acxiom and appointed to the Company Board to replace Michael Brown, Martha J. Deevy, Peter F. Pervere and Edward J. Spiegel, who had previously tendered their resignations as members of the Company Board.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 29, 2005, pursuant to the Merger Agreement and contingent and effective upon the acceptance for payment by Offeror of the Shares pursuant to the Offer, Michael Brown, Martha J. Deevy, Peter F. Pervere and Edward J. Spiegel resigned as members of the Company Board and, pursuant to the Merger Agreement as described in Item 5.01 above, Dathan A. Gaskill, Jerry C. Jones and Roger S. Kline were appointed to the Company Board as Acxiom’s designees at Acxiom’s request.

Prior to the actions taken on April 29, 2005, none of the Acxiom designees was a director of, or held any position with, the Company. Acxiom and Offeror have advised the Company that none of the Acxiom designees or any of his or her affiliates (i) has any familial relationship with any directors or executive officers of the Company, or (ii) has been involved in any transactions with the Company or any of its directors, officers, or affiliates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL IMPACT, INC.

Date: May 5, 2005	By:	/s/ DAVID OPPENHEIMER
David Oppenheimer
Senior Vice President, Chief Financial Officer and Treasurer